Securities and Exchange Commission

                      Washington, DC 20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 to 15(d) of the
                  Securities Exchange Act 1934

                 Date of Report August 15 , 1997
                (Date of earliest event reported)



                     CalEnergy Company, Inc.
     (Exact name of registrant as specified in its charter)


Delaware                  1-9874             94-2213782
(State or other       (Commission File    (IRS Employee
jurisdiction of       Number)             Identification No.)
incorporation)

  302 South 36th Street, Suite 400,  Omaha,  NE          68131
   (Address of principle executive offices)          Zip Code


Registrant's Telephone Number, including area code:   (402) 341-4500

                                         N/A
  (Former name or former address, if changed since last report)

Item 5.   Other Events

    On August 15, 1997, CalEnergy Company., Inc. (the "Registrant") announced that its tender offer for 6,540,670 shares of New York State Electric & Gas Corporation common stock at a price of $24.50 per share had expired at midnight on August 14, 1997 because its minimum tender condition of 9.9% of the shares being tendered had not been met. See attached Press Release.







Item 7.   Financial Statements and Exhibits

    Exhibit 1 - Press Release dated August 15, 1997

                            SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CalEnergy Company, Inc.



                              By:  \s\ Douglas L. Anderson
                                   Douglas L. Anderson
                                   Assistant Secretary and
                                   Assistant General Counsel

Dated:  August 15, 1997
                                                       Exhibit 1




                      FOR IMMEDIATE RELEASE

Contacts:
Patti McAtee                                 Joele Frank
Director, Corporate Communications           Abernathy MacGregor
(402) 341-4500                               (212) 371-5999

         CALENERGY ANNOUNCES EXPIRATION OF TENDER OFFER

     New York, New York, August 15, 1997. CalEnergy Company, Inc. ("CalEnergy") (NYSE, PSE and LSE symbol: CE) announced today that its tender offer for 6,540,670 shares of New York State Electric & Gas Corporation ("NYSEG") (NYSE symbol: NGE) common stock at a price of $24.50 per share had expired at midnight on August 14, 1997 because its minimum tender condition of 9.9% of the shares being tendered had not been met. CalEnergy made the following statement:

     "We are very appreciative of the many people and organizations who supported us in our effort to break the monopoly stranglehold which NYSEG has on its ratepayers. We wish you well in your continued efforts to bring down the electric rates in your area and to introduce true electric competition.
We would also like to express our appreciation to the New York Public Service Commission for the fair treatment we received.

     "It is our belief that a $27.50 per share cash merger price for NYSEG was a full and fair offer. We reiterate that NYSEG's Board did a great disservice to its shareholders by refusing to meet with us. We believe NYSEG's frivolous and unrelenting litigation efforts and misinformation campaign unfortunately resulted in the NYSEG shareholders' decision not to accept our offer.

     "NYSEG will no doubt claim victory, however, this is truly a Pyrrhic victory. NYSEG management engaged in a scorched earth campaign which, in the span of just a few weeks, wasted an enormous amount of money that could have been used to create value for shareholders and lower rates for customers.


                            - more -




                              - 2 -

     "The only beneficiaries in this process appear to be NYSEG's Board and Senior Executives who granted themselves $52 million in benefits, and NYSEG's investment bankers and lawyers who will split over $20,000,000 in fees -- but they have benefited at the expense of ratepayers, employees and shareholders of NYSEG. As enormous as these sums are, they pale in comparison to the lost rate reductions that we believe we could have achieved.
Our proposed rate reductions to all of NYSEG's customers would have been over three times the amounts proposed by NYSEG in its tentative settlement with the Public Service Commission staff and would have included reductions for residential customers. Only through such substantial rate reductions will NYSEG be competitive in the region given the dramatically lower cost of electricity which surrounds New York State.

     "CalEnergy will continue to do as it has always done -- thrive in the competitive marketplace. We intend to evaluate our options and explore other potential combinations."

     CalEnergy, which manages and owns interests in over 5,000 net MW of power generation facilities in operation, construction and development worldwide, currently operates 20 generating facilities and also supplies and distributes electricity to 1.5 million customers.


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